Exhibit 99.1

News Release

Ligand Contacts:
Ligand Pharmaceuticals Incorporated	Lippert/Heilshorn & Associates
John L. Higgins, President and CEO	Don Markley
Erika Luib, Investor Relations	dmarkley@lhai.com
(858) 550-7896	(310) 691-7100

Metabasis Contacts:
Metabasis Therapeutics, Inc.
Mark D. Erion, Ph.D., President, CEO and CSO
Tran B. Nguyen, M.B.A., Vice President of Finance and CFO
(858) 622-3909

METABASIS ANNOUNCES LIGAND TO ACQUIRE METABASIS FOR CASH AND

CONTINGENT VALUE RIGHTS

LIGAND TO GAIN FULLY FUNDED PARTNERSHIP WITH ROCHE FOR HEPATITIS AND

PROMISING DEVELOPMENT-STAGE PROGRAMS

SAN DIEGO (October 27, 2009) – Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) and Metabasis Therapeutics, Inc. (NASDAQ: MBRX) announced today they have entered into a definitive merger agreement under which Ligand will acquire all of the outstanding shares of Metabasis.

Under the transaction, Metabasis stockholders will receive a cash payment at the closing of the transaction of approximately $3.2 million, less Metabasis’ estimated net liabilities at closing and an amount to be deposited in the stockholders’ representative’s fund (Metabasis currently estimates the closing payment to be approximately $1.8 million in cash). In addition, Metabasis stockholders will receive for each Metabasis share four tradable Contingent Value Rights (“CVRs”) that will be registered on a Form S-4 registration statement to be filed by Ligand with the Securities and Exchange Commission. The CVRs will entitle Metabasis stockholders to cash payments as frequently as every six months as cash is received by Ligand from proceeds from the sale or partnering of any of the Metabasis drug development programs, among other triggering events. Ligand has committed to spend at least $8 million in new research and development funding on the Metabasis programs within 42 months following the closing of the transaction.

The Ligand and Metabasis Boards of Directors have unanimously voted in favor of the transaction. Stockholders of Metabasis representing approximately 29% of the outstanding shares of Metabasis have signed voting agreements in support of the transaction. Merriman Curhan Ford acted as financial advisor to Metabasis with respect to this transaction.

“This transaction utilizes a creative structure that we believe is potentially highly beneficial to the stockholders of both companies,” said John L. Higgins, President and Chief Executive Officer of Ligand Pharmaceuticals. “Ligand obtains numerous high-quality partnered and development-stage programs that will increase our revenue potential and expand our pipeline of proprietary assets. In exchange, the non-partnered Metabasis programs will be advanced by a company with strong and proven research credentials, with the goal of generating cash proceeds payable directly to Metabasis stockholders. If any or all of the Metabasis programs are financially successful, stockholders at both companies will benefit meaningfully from their shared participation in the programs.”

Mark D. Erion, Ph.D., President, Chief Executive Officer and Chief Scientific Officer of Metabasis, stated, “Metabasis has built a pipeline of product candidates and drug development programs that have the potential to one day yield new therapies for metabolic and chronic liver diseases, but due to our limited financial and operational resources, we are unable to independently realize their full potential value. Ligand’s strong research and business development capabilities, coupled with its solid financial position and its commitment to additional research and development funding as part of this transaction, gives Metabasis’ portfolio of programs the potential to deliver significant future value to Metabasis’ stockholders.”

Highlights of the Proposed Transaction

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Under the terms of the agreement, Ligand will pay at the closing of the transaction approximately $3.2 million in cash, less Metabasis’ estimated net liabilities at closing (currently estimated to then be over $1.3 million) and less an amount deposited in the stockholders’ representative’s fund. At this time, Metabasis estimates the net cash that will be available for distribution to stockholders of Metabasis at closing will be approximately $1.8 million.

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In addition to cash, Metabasis stockholders will receive tradable Contingent Value Rights (one of each series of CVRs (or 4 in total), for each former Metabasis share) that may result in additional cash payments to the CVR holders including the following:

•	Approximately two-thirds of any milestone payments, royalties or saleback proceeds collected from Metabasis’ partnership with Roche for the development of treatments for hepatitis;

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50% of any net proceeds received for licensing or selling Metabasis’ thyroid receptor ß program for hyperlipidemia and/or glucagon program for diabetes for any transaction entered into in the six years following closing, 40% and 30%, respectively, of any proceeds from such a transaction entered into in the seventh and eighth years following closing, and 20% of any proceeds from such a transaction entered into in the ninth and tenth years following closing;

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90% of any net proceeds received for licensing or selling Metabasis’ MB07133 program for the treatment of hepatocellular carcinoma for any transaction entered into in the six months following closing, 30% of any proceeds from such a transaction entered into after the sixth month anniversary of closing and before the two year anniversary of closing, and 10% of any proceeds from such a transaction entered into in the third through tenth years following closing;

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60% of any net proceeds from any disposition of Metabasis’ equity interest in PeriCor Therapeutics, Inc., which in partnership with Schering-Plough Corporation is in Phase III development of a compound for the prevention of adverse cardiovascular and cerebrovascular outcomes in patients undergoing coronary artery bypass graft surgery;

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50% of any net proceeds received for licensing or selling any of Metabasis’ other drug development programs or certain platform technologies for any transaction occurring with respect to any such program before Ligand has made research and development investments in excess of a specified amount on such program, and 25% in the event Ligand’s investments exceed such amount on such program; and

•	any shortfall in Ligand’s commitment to spend at least $8 million in funding Metabasis programs over 42 months following the close of the transaction.

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Aside from what is due to Metabasis’ CVR holders and subject to certain obligations, Ligand will retain all rights and economic interests in the programs and have full control over the development decisions for the pipeline programs. Ligand has agreed to spend a minimum of $7 million on Metabasis programs over the 30 months following closing, unless both the glucagon and TRß programs have failed or a major licensing event has occurred for at least one of those two programs, and to spend a grand total of $8 million within the 42 months following closing.

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A Metabasis stockholder representative will monitor compliance with Ligand’s funding obligation and oversee the collection and disbursement of cash to the CVR holders. A rights agent will be retained to collect any cash payments due to the CVR holders and will disburse net proceeds, if any, every six months.

•	The transaction is expected to close in early 2010 and is subject to approval by Metabasis’ stockholders and other customary closing conditions.

With the acquisition of Metabasis, Ligand does not anticipate any change to its year-end 2009 financial outlook. For 2010, the required cash payment of $3.2 million is projected to be largely offset by the potential receipt of a cash milestone from Roche for the advancement of its program for hepatitis, net of the portion of that payment to be allocated to CVR holders. The obligation for funding Metabasis’ programs is not expected to materially change Ligand’s overall spending over the next several years, as spending for R&D projects can be directed as needed to the highest priority programs.

Metabasis Contributes the Following to Ligand

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Hepatitis Program – Metabasis entered into a fully funded collaboration and license agreement with Roche in 2008 to develop new treatments for hepatitis C viral infection utilizing the proprietary HepDirect® liver-targeting technology. The lead HepDirect Nucleoside, MB11362, was declared a clinical candidate in the second quarter of 2009. Advanced preclinical development studies are ongoing in preparation for a first-in-human clinical program. Under the terms of the license agreement, Roche will fund 100% of the program costs and will make milestone and royalty payments upon the achievement of certain development events and commercialization of MB11362 and/or other applicable HepDirect compounds covered under the agreement. Ligand will retain approximately one-third of any payments received.

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Glucagon Receptor Antagonist Program – Metabasis has developed chemically novel, potent, orally bioavailable glucagon antagonists for treating type 2 diabetes. The lead compound, MB11262, has shown significant and consistent lowering of blood glucose when dosed orally in numerous diabetic animal models and is currently in advanced lead optimization stage. Ligand will retain 50% to 80% of the net proceeds of any transaction for this program.

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Thyroid Receptor ß Agonist Program – Thyroid receptor activation in the liver affects the expression of several genes, leading to reductions in LDL, triglycerides and LP(a) while its activation in extra-hepatic tissues result in dose-limiting side effects. Metabasis has developed a liver-targeted TRß agonist, MB07811, using HepDirect prodrug technology and other structural characteristics for the treatment of hyperlipidemia. Phase I single and multi-dose clinical trials of MB07811 have been completed. In addition, Metabasis has an advanced discovery program to identify second-generation TRß agonists with potential improvements in the therapeutic index for lowering cholesterol and other lipids associated with cardiovascular risks. Ligand will retain 50% to 80% of the net proceeds of any transaction for this program.

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MB07133 Program – Metabasis has developed MB07133, a HepDirect prodrug of the intermediate form of a known oncolytic, which is designed to deliver high concentration of the active form of the drug for the treatment of hepatocellular carcinoma. Metabasis has completed a repeat cycle Phase I/II clinical trial of MB07133. Ligand will retain 10% to 90% of the net proceeds of any transaction for this program.

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PeriCor Therapeutics – Metabasis has a common stock ownership position in PeriCor Therapeutics, Inc., a private, clinical-stage company focused on myocardial protection. PeriCor sublicensed rights from Metabasis to acadesine and three additional Adenosine Regulating Agents in 2005. PeriCor recently licensed acadesine to Schering-Plough and the compound is in a Phase III clinical trial for the prevention of adverse cardiovascular and cerebrovascular outcomes in patients undergoing coronary artery bypass graft surgery. Ligand will retain 40% of the net proceeds of any disposition of its PeriCor stock.

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HepDirect Technology: HepDirect technology supplements Ligand’s core drug discovery technology platform of ligand-dependent gene expression and ultra-high throughput combinatorial chemistry screening. HepDirect is a prodrug technology that targets delivery of certain drugs to the liver by using a proprietary chemical modification that renders a drug biologically inactive until cleaved by a liver-specific enzyme. HepDirect may improve efficacy and/or safety of certain drugs and can be applied to marketed or new drug products. Ligand will retain 50% to 75% of any net proceeds received for licensing or selling the HepDirect technology.

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Other Product Candidates and R&D Programs – Metabasis has other product candidates, including MB07803 for diabetes and pradefovir for hepatitis B, and early stage R&D programs including glucokinase activators for diabetes and DGAT-1 inhibitors for obesity. Ligand will retain 50% to 75% of the net proceeds for any deal generated from these programs.

About Metabasis

Metabasis is a biopharmaceutical company that has discovered novel drugs for metabolic diseases using its proprietary technology and its knowledge of processes and pathways within the liver that are useful for liver-selective drug targeting and treatment of metabolic diseases. Metabasis has established a broad pipeline of product candidates and advanced discovery programs targeting large markets with significant unmet needs. Metabasis’ product pipeline includes clinical-stage product candidates and advanced discovery programs for the treatment of metabolic diseases such as diabetes and hyperlipidemia, as well as product candidates and advanced discovery programs for the treatment of liver diseases such as hepatitis and primary liver cancer. All of Metabasis’ product candidates were developed internally.

About Ligand Pharmaceuticals

Ligand discovers and develops new drugs that address critical unmet medical needs of patients with muscle wasting, frailty, hormone-related diseases, osteoporosis, inflammatory diseases, anemia, asthma, rheumatoid arthritis and psoriasis. Ligand’s proprietary drug discovery and development programs are based on advanced cell-based assays, gene-expression tools, ultra-high throughput screening and one of the world’s largest combinatorial chemical libraries. Ligand has strategic alliances with major pharmaceutical and biotechnology companies, including Bristol-Myers Squibb, Celgene, Cephalon, GlaxoSmithKline, Schering-Plough, Pfizer and Wyeth Pharmaceuticals. With more than 20 molecules in various stages of development, Ligand utilizes proprietary technologies for identifying drugs with novel receptor and enzyme drug targets.

Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties. Ligand and Metabasis caution readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “expect,” “estimate,” “project,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, the expected timing of closing the merger, statements about the benefits of the transaction between Ligand and Metabasis, including future financial and operating results and revenue potential, the expected effect of the merger on Ligand’s operating cash burn rate, the possibility of payments being made under the CVR agreements, the combined entity’s plans, objectives, expectations and intentions and other statements that are not historical facts. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risks that payment events which would produce proceeds for the CVR holders may not occur soon, or ever; the CVRs may have an illiquid market; the anticipated synergies and benefits from the transaction may not be fully realized or may take longer to realize than expected; Metabasis’ stockholders may fail to approve the merger; Ligand or Metabasis may be unable to satisfy the conditions to closing of the merger, or the merger may be otherwise delayed or ultimately not consummated; Metabasis’ product candidates may have unexpected adverse side effects or inadequate therapeutic efficacy; and positive results in clinical trials may not be sufficient to obtain FDA approval. There can be no assurance that any product in Ligand’s, Metabasis’ or the projected combined company’s product pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate. Additional important factors that may affect future results are detailed in Ligand’s and Metabasis’ filings with the SEC, including each company’s recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Each of Ligand and Metabasis disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Additional Information and Where to Find It

Ligand intends to file with the SEC a Registration Statement on Form S-4, which will include a proxy statement of Metabasis and other relevant materials in connection with the proposed transaction. The proxy statement, which will also constitute a Ligand prospectus, will be mailed to the stockholders of Metabasis. The proxy statement and the other relevant materials will, when they become available, contain important information about Ligand, Metabasis and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Ligand or Metabasis with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to the Investor Relations page on Ligand’s corporate website at www.ligand.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Metabasis by going to the Investors page on Metabasis’ corporate website at www.mbasis.com. Investors and security holders of Metabasis are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Metabasis in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009, and annual report on Form 10-K filed with the SEC on March 16, 2009.

Metabasis and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Metabasis in favor of the proposed transaction. Information about Metabasis executive officers and directors and their ownership of Metabasis common stock is set forth in Metabasis’ annual report on Form 10-K filed with the SEC on March 31, 2009, as amended on April 30, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Metabasis and its executive officers and directors in the acquisition by reading the proxy statement regarding the merger, which will be filed with the SEC.

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